Exhibit 99.1

Press Release

Historic Dell and EMC Merger Complete; Forms World’s Largest Privately-Controlled Tech Company

Dell Technologies to Provide the Essential Infrastructure to Enable Digital Business and Transform IT

•	Dell Technologies becomes the world’s largest privately-controlled tech company

•	Unique corporate structure enables company the flexibility to innovate like a startup and invest in R&D for the long term while offering the trust, service and global scale of a large enterprise

•	Comprises unique family of businesses including Dell, Dell EMC, Pivotal, RSA, SecureWorks, Virtustream and VMware

•	Technology leader in 20 Gartner Magic Quadrants

•	Blends Dell’s go-to-market strength with small business and mid-market customers and EMC’s strength with large enterprises

•	New Dell Technologies and Dell EMC branding launched today

September 07, 2016 08:30 AM Eastern Daylight Time

AUSTIN, Texas—(BUSINESS WIRE)—Dell Technologies today announced completion of the acquisition of EMC Corporation, creating a unique family of businesses that provides the essential infrastructure for organizations to build their digital future, transform IT and protect their most important asset, information. This combination creates a $74 billion1 market leader with an expansive technology portfolio that solves complex problems for customers in the industry’s fast-growing areas of hybrid cloud, software-defined data center, converged infrastructure, platform-as-a-service, data analytics, mobility and cybersecurity.

The company will host a conference call with media and industry analysts today at 9:00 a.m. Central Time. To register for the call, click here.

Dell Technologies serves 98 percent of the Fortune 500 and comprises several market leading businesses. The two largest, and most well-known, are the Dell client solutions business and the Dell EMC infrastructure solutions business – both of which are supported by Dell EMC Services. In addition, Dell Technologies contains Boomi, Pivotal, RSA, SecureWorks, Virtustream and VMware. This unique structure combines the focus and innovation of a startup with the global scale and service of a large enterprise. Dell Technologies’ scale will enable it to deliver more innovation and investment in R&D, sales and marketing, services and support and deliver more efficient and cost-effective solutions for customers. Furthermore, while the company will publicly report its financial results, it is privately controlled, enabling it to better focus investments on its customer and partner ecosystem over the long term.

Michael Dell, chairman and CEO of Dell Technologies, said, “We are at the dawn of the next industrial revolution. Our world is becoming more intelligent and more connected by the minute, and ultimately will become intertwined with a vast Internet of Things, paving the way for our customers to do incredible things. This is why we created Dell Technologies. We have the products, services, talent and global scale to be a catalyst for change and guide customers, large and small, on their digital journey.”

Dell Technologies blends Dell’s go-to-market strength with small business and mid-market customers and EMC’s strength with large enterprises and stands as a market leader in many of the most important and high-growth areas of the $2 trillion information technology market, including positions as a “Leader” in 20 Gartner Magic Quadrants and a portfolio of more than 20,000 patents and applications.

Jamie Dimon, Chairman and CEO, JPMorgan Chase, commented, “Financial services is one of the first-movers in embracing technology to better serve our customers, and the next wave of digitalization continues a trend that’s been occurring my whole lifetime. As one of the world’s biggest users of Dell and EMC, we spend approximately $9 billion a year on technology, including infrastructure as well as cloud computing, big data analytics and cybersecurity. We make sure we spend wisely and select our partners very carefully. I’ve known Michael Dell for 30 years. He’s top notch, ethical, and deeply cares about everyone he works with – both internally at his company and across the industry. I’m thrilled for Michael and the new company, and we are eager to see everything they create in the future.”

Marc Benioff, Chairman and CEO, Salesforce, added, “Salesforce’s partnership with Dell and EMC has been instrumental in pushing innovation across the industry. Michael is an incredible visionary and one of the most important leaders in our industry. He has been an amazing partner contributing to our success. Now with Dell Technologies, he is once again reshaping the technology industry.”

Tim McGrath, President and CEO of PC Connection, Inc., commented, “Our relationship with Dell has grown tremendously in the past six-plus years. Along with being recognized as a Dell Partner of the Year in both 2014 and 2015, the business has grown significantly. As partners of Dell, EMC, VMware and RSA, we are able to provide customers with innovative, value driven, and secure end-to-end IT solutions. With the combination of the Dell Technologies family of businesses, PC Connection, Inc. is expanding its capabilities offering an ever broadening comprehensive portfolio to our customers. We look forward to strengthening our partnership with Dell Technologies to ensure that our customers have the technical support, guidance, and product selection needed to help solve their business challenges with IT.”

As part of today’s announcement, the company unveiled its new branding. A video along with additional information on the new brand is available here.

Financial Terms

When the transaction closed on September 7, 2016, EMC shareholders received $24.05 per share in cash in addition to tracking stock linked to a portion of EMC’s economic interest in the VMware business. Based on the estimated number of EMC shares outstanding at close, EMC shareholders received 0.11146 shares of new tracking stock (NYSE: DVMT) for each EMC share. The value of the tracking stock may vary from the market price of VMware given the different characteristics and rights of the two stocks.

More Information

•	Dell Technologies Website

•	Dell Technologies Newsroom

•	Dell Technologies Investor Relations

•	Leadership page

•	Key Facts

•	Watch live customer broadcast

•	Blog from Jeff Clarke: Client Solutions’ Role in the Dell EMC Combination

•	Blog from David Goulden: Dell EMC – Creating A Digital Future & Transforming IT

•	Blog from Jeremy Burton: Let The Transformation Begin

•	Blog from Guy Churchward: Expanding the Horizon for Dell EMC Midrange Storage Customers

•	New brand video

•	Broadcast b-roll

About Dell Technologies

Dell Technologies is a unique family of businesses that provides the essential infrastructure for organizations to build their digital future, transform IT and protect their most important asset, information. The company services customers of all sizes across 180 countries – ranging from 98% of the Fortune 500 to individual consumers – with the industry’s most comprehensive and innovative portfolio from the edge to the core to the cloud.

Dell EMC World

Join us Oct. 18-20 at Dell EMC World 2016, Dell Technologies flagship event bringing together technology and business professionals to network, share ideas and help co-create a better future. Learn more at www.dellworld.com and follow #DellWorld on Twitter.

© Dell Inc. and EMC Corp. Dell is a trademark of Dell Inc. and EMC is a trademark of EMC Corp. Dell Technologies is a trademark of Dell Inc. Dell and EMC disclaim any proprietary interest in the marks and names of others.

Special Note on Forward-Looking Statements:

Statements in this press release that relate to future results and events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell Technologies’ current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will,” and “would,” or similar words or expressions that refer to future events or outcomes. Forward-looking statements in this press release include Dell Technologies’ expectations regarding its business, operating results, financial condition and prospects following its combination with EMC.

Dell Technologies’ results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: competitive pressures; Dell Technologies’ reliance on third-party suppliers for products and components, including reliance on single-source or limited-source suppliers; Dell Technologies’ ability to achieve favorable pricing from its vendors; weak global economic conditions and instability in financial markets; Dell Technologies’ execution of its growth, business and acquisition strategies; the success of Dell Technologies’ cost efficiency measures; Dell Technologies’ ability to manage solutions and products and services transitions in an effective manner; Dell Technologies’ ability to deliver high-quality products and services; Dell Technologies’ foreign operations and ability to generate substantial non-U.S.net revenue; Dell Technologies’ product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies’ sales channel partners; access to the capital markets by Dell Technologies or its customers; weak economic conditions and additional regulation; counterparty default risks; the loss by Dell Technologies of any services contracts with its customers, including government contracts, and its ability to perform such contracts at its estimated costs; Dell Technologies’ ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions, cyber-attacks, or other data security breaches; Dell Technologies’ ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; increased costs and additional regulations and requirements as a result of Dell Technologies becoming a newly public company; Dell Technologies’ ability to develop and maintain effective internal control over financial reporting; compliance requirements of changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; risks related to the business of EMC, including the impact of the financial performance of VMware, EMC’s strategic alliances, the upgrade of EMC’s enterprise resource planning system, and the impact of market volatility on the assets of EMC’s noncontributatory defined pension plan; the ability to realize the anticipated synergies from the merger with EMC; the ability to integrate EMC’s technology, solutions, products, and services with those of Dell Technologies in an effective manner; the outcome of lawsuits that have been filed, or other lawsuits that may be filed, against Dell Technologies or EMC relating to the merger; any demands by holders of shares of EMC’s common stock for appraisal of their shares (to the extent that appraisal rights are determined to exist) under Massachusetts law; and Dell Technologies’ level of indebtedness and its ability to achieve its objective of reducing its indebtedness.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect the Dell Technologies’ business, financial condition, results of operations, and prospects, in its filings with the Securities and Exchange Commission, including the prospectus/proxy statement forming part of Dell Technologies’ Registration Statement on Form S-4 (Registration No. 333-208524) and Dell Technologies’ quarterly reports on Form 10-Q and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong, and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

1 Form S-4 Unaudited Pro Forma Consolidated Combined Statement of Loss, FY2016 Ended January 29, 2016

Contacts

Dell

Media Relations:

Dave Farmer, 508-293-7206

dave.farmer@dell.com

or

Jim Hahn, 512-674-5631

jim.hahn@dell.com

or

Industry Analyst Relations:

Irene Mirageas, 508-293-6664

irene.mirageas@dell.com

or

Frank Smith, 512-761-2809

frank.e.smith@dell.com

or

Investor Relations:

Kristy Harris-Bias, 512-728-1658

kristy.harris.bias@dell.com

or

Karen Litzler-Hollier, 512-728-0388

karen.litzler-hollie@dell.com